AMENDMENT TO INTERMEDIARY AGREEMENTS AND NEW INTERMEDIARY AGREEMENTS

THIS AMENDMENT AND AGREEMENT made this 22nd day of October, 2010, and effective as of the Effective Date (as defined below), by and among Allianz Global Investors Fund Management LLC ("AGIFM"), Pacific Investment Management Company LLC ("PIMCO") and Principal Life Insurance Company ("Intermediary").

WHEREAS, AGIFM has served as a sub-administrator for PIMCO Funds and PIMCO Equity Series (each a "PIMCO Trust") pursuant to arrangements with PIMCO in its capacity as administrator to the PIMCO Trusts, and has also served as administrator to Allianz Funds and Allianz Funds Multi-Strategy Trust (each an "Allianz Trust" and, together with the PIMCO Trusts, the "Existing Trusts") pursuant to administration agreements with each Allianz Trust;

WHEREAS, in its capacity as sub-administrator and administrator, AGIFM has performed or procured the performance of various administrative, shareholder servicing, recordkeeping, sub-transfer agency and/or other services for the Existing Trusts and their individual series (each a "Fund") and classes of Shares (each a "Class") and particular shareholders thereof;

WHEREAS, Intermediary has provided administrative, shareholder servicing, recordkeeping, sub transfer agency and/or other services for some or all of the Existing Trusts and their Funds and Classes of Shares and particular shareholders pursuant to one or more AGIFM Intermediary Agreements (as defined in Section III.A below);

WHEREAS, as of the date of this Amendment and Agreement first written above, AGIFM will cease or has already ceased to serve as a sub-administrator for the PIMCO Trust (the "Effective Date of Termination of AGIFM as Sub-Administrator of PIMCO Trusts" as used in this Amendment and Agreement shall mean the date as of which AGIFM's sub-administration arrangements with respect to the PIMCO Trusts have terminated, and "Effective Date" as used in this Amendment and Agreement shall mean the date that is the later of (i) the date of this Amendment and Agreement first written above and (ii) the Effective Date of Termination of AGIFM as Sub-Administrator of PIMCO Trusts;

WHEREAS, AGIFM, PIMCO and Intermediary wish to enter into this Amendment and Agreement for the purposes of (i) amending the existing AGIFM Intermediary Agreements to eliminate the PIMCO Trusts from coverage under such Agreements and (ii) establishing and entering into new Intermediary Agreements (each a "PIMCO Intermediary Agreement") between PIMCO and Intermediary, each upon the same terms and conditions (except as provided herein) specified in the corresponding AGIFM Intermediary Agreement, except that such PIMCO Intermediary Agreement will initially cover only the PIMCO Trust(s) currently covered under the corresponding AGIFM Intermediary Agreement, and PIMCO will be party to each such Agreement in place of AGIFM.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, AGIFM, PIMCO and Intermediary hereby agree as follows:

I.    Amendments to AGIFM Intermediary Agreements

A.
With effect as of the Effective Date, each AGIFM Intermediary Agreement is hereby amended to eliminate and remove all PIMCO Trusts from coverage thereunder, such that Intermediary will no longer provide, under each such AGIFM Intermediary Agreement, administrative, shareholder servicing, recordkeeping, sub-transfer agency and/or other services to the PIMCO Trusts or their Funds or Classes of Shares or to particular shareholders thereof specified in such AGIFM Intermediary Agreement. Accordingly, as of the Effective Date, the definition of "Trust" as used in each AGIFM Intermediary Agreement is hereby amended to exclude all PIMCO Trusts, and the definition of "Fund" thereunder is hereby amended to exclude any series of a PIMCO Trust. By their signatures below, AGIFM and Intermediary hereby waive their respective rights to any advance notice, delivery or other requirements for amendments that are called for under each AGIFM Intermediary Agreement (to the extent not accomplished by the execution and delivery of this Amendment and Agreement).

B.
Notwithstanding the amendments described in Section LA., AGIFM and Intermediary shall continue to be responsible under each AGIFM Intermediary Agreement for making or causing to be made any payments or reimbursements of fees, charges and expenses (including, without limitation, administrative fees, distribution and/or servicing fees, and sub-transfer agency and other related fees) to the other party or to a third-party with respect to a PIMCO Trust and its Funds and Classes of Shares and related transactions where such fees, charges or expenses accrued and are payable with respect to periods ending prior the Effective Date, provided, however, that if the Effective Date is after the Effective Date of Termination of AGIFM as Sub Administrator of PIMCO Trusts, Intermediary agrees that any such payments owed by AGIFM with respect to a PIMCO Trust may be made instead by PIMCO in satisfaction of AGIFM's obligations under an AGIFM Intermediary Agreement. It is understood and agreed that any liability, indemnification or related obligations of AGIFM or Intermediary for breach of contract or otherwise arising under an AGIFM Intermediary Agreement with respect to alleged actions or omissions that occurred prior to the Effective Date shall continue to be the responsibility of AGIFM or Intermediary, as applicable. It is further understood and agreed that any liability, indemnification or related obligations of PIMCO or Intermediary for breach of contract or otherwise arising under a PIMCO Intermediary Agreement with respect to alleged actions or omissions that occur on or after the Effective Date shall be the sole responsibility of PIMCO or Intermediary, as applicable, and not AGIFM.

C.
It is understood and agreed that each AGIFM Intermediary Agreement shall remain in full force and effect with respect to the Allianz Trusts and their Funds and Classes of Shares for all purposes in accordance with its terms, as amended as provided in Section LA, on and after the Effective Date.

II.    Entry into PIMCO Intermediary Agreements

A.
With respect to each AGIFM Intermediary Agreement (for these purposes, each a "Corresponding AGIFM Agreement"), each of PIMCO and Intermediary by their signatures below hereby enter into a separate PIMCO Intermediary Agreement, the terms and conditions of which shall be the terms and conditions of the Corresponding AGIFM Agreement to the extent specified in and subject to the remainder of this Section II. and as otherwise provided in this Amendment and Agreement. For these purposes, with respect to each PIMCO Intermediary Agreement established hereunder, its Corresponding AGIFM Agreement is hereby incorporated by reference into and made a part of this Amendment and Agreement. Each such PIMCO Intermediary Agreement shall be effective as of the Effective Date and shall apply to cover each PIMCO Trust covered under the Corresponding AGIFM Agreement.

B.	With respect to each such PIMCO Intermediary Agreement:

1.
On and after the Effective Date, except as specifically provided herein (including in Section II.B.2 as to the Trusts, Funds and Classes of Shares and shareholders covered under the PIMCO Intermediary Agreement) or the context clearly indicates otherwise, each of PIMCO and Intermediary hereby agrees to, and agrees to be bound by, all terms and conditions specified in the Corresponding AGIFM Agreement assuming PIMCO is substituted for AGIFM as a party thereto, as such terms and conditions are used and applied in the PIMCO Intermediary Agreement, such that PIMCO shall under the PIMCO Intermediary Agreement be and have and/or be entitled to the responsibilities, duties, obligations, rights and benefits of the "Administrator," "we" or other defined term used to define and refer to AGIFM under the Corresponding AGIFM Agreement; and Intermediary shall under the PIMCO Intermediary Agreement have and/or be entitled to the responsibilities, duties, obligations, rights and benefits it has under the Corresponding AGIFM Agreement, but solely with PIMCO as the counterparty (in place of AGIFM) under the PIMCO Intermediary Agreement.

2.
On and after the Effective Date, the PIMCO Intermediary Agreement shall cover and apply to each PIMCO Trust and each Fund and Class of Shares of such PIMCO Trust and particular shareholders thereof currently covered under the Corresponding AGIFM Agreement and shall not, by way of clarification, cover or apply to any Allianz Trust (or Fund or Class of Shares of any Allianz Trust) covered under the Corresponding AGIFM Agreement. Accordingly, the definition of "Trust" as used in the PIMCO Intermediary Agreement includes any PIMCO Trust included within such definition under the Corresponding AGIFM Agreement, and the definition of "Fund" thereunder includes any series of such PIMCO Trust(s). The parties understand and agree that Trusts, Funds and Classes of Shares for which PIMCO serves as administrator may thereafter be added to or removed from coverage under the PIMCO Intermediary Agreement in accordance with its terms.

3.	Without limiting the generality of the foregoing, under the PIMCO Intermediary Agreement, each of PIMCO and Intermediary hereby:

a.
makes and agrees to all of the representations, warranties, covenants and undertakings made or agreed to by AGIFM or Intermediary, as applicable, under the Corresponding AGIFM Agreement (assuming PIMCO is a party thereto in place of AGIFM) and represents and warrants that the same are or will be true and binding as of the Effective Date and will continue in full force and effect thereafter until further notice from one party to the other, as applicable;

b.
agrees to be responsible for and make or cause to be made, on and after the Effective Date, all payments and reimbursements of fees, charges and expenses (including, without limitation, administrative fees, distribution and/or servicing fees, and sub-transfer agency and other related fees) to the other party or to a third-party with respect to a PIMCO Trust and its Funds and Classes of Shares and particular shareholders covered by the PIMCO Intermediary Agreement where such fees, charges or expenses accrue and become payable on and after the Effective Date; and

c.
agrees to observe and be bound in all respects by the standard of care, liability, breach, indemnification, governing law, and related provisions applicable to AGIFM or Intermediary, as applicable, under the Corresponding AGIFM Agreement (assuming PIMCO is a party thereto in place of AGIFM) but not, by way of clarification, with respect to alleged actions or omissions of AGIFM or Intermediary that occurred under the Corresponding AGIFM Agreement (which shall continue to be governed by the Corresponding AGIFM Agreement and apply to AGIFM or Intermediary, as applicable).

C.
Any notice to be provided to PIMCO under the PIMCO Intermediary Agreement shall be provided to the address as shown below, and the applicable notice provisions of the Corresponding AGIFM Agreement as incorporated into the PIMCO Intermediary Agreement are hereby revised accordingly:

Pacific Investment Management Company LLC
1345 Avenue of the Americas
New York, NY 10105
Attention: Joshua Ratner
Telephone: (212) 739-3064
Facsimile: (949) 720-8670
E-mail: IntermediaryAgtReviewTeam@pimco.com

D.
The parties understand and agree that the purpose and intent of this Section II. and other applicable provisions of this Amendment and Agreement are to establish a new PIMCO Intermediary Agreement corresponding to each current AGIFM Intermediary Agreement pursuant to which PIMCO will, on and after the Effective Date, assume the roles and responsibilities of AGIFM with respect to the PIMCO Trusts and their Funds and Classes of Shares and particular shareholders upon (except as expressly provided herein) the same terms and conditions as those that apply to AGIFM and Intermediary under the current AGIFM Intermediary Agreement, and agree to interpret and resolve any ambiguities or inconsistencies arising from differences in language, terminology, definitions or other features among the various AGIFM Intermediary Agreements, as they are to be applied and interpreted as incorporated in the new PIMCO Intermediary Agreements, to be consistent with such purpose and intent.

E.
PIMCO and Intermediary understand and agree that each PIMCO Intermediary Agreement established hereby, although so established pursuant to this single instrument, shall be treated for all purposes as a separate agreement from all other PIMCO Intermediary Agreements, and the rights and responsibilities of each party under a PIMCO Intermediary Agreement shall be several and not combined with or dependent or conditioned upon the rights and responsibilities of the parties under any other PIMCO Intermediary Agreement.

F.
The parties agree that if a Corresponding AGIFM Agreement specifies that any duties or functions are to be performed thereunder with respect to a PIMCO Trust by Allianz Global Investors Distributors LLC or its predecessors, such duties and functions shall be performed by PIMCO Investments LLC or its delegates under the corresponding PIMCO Intermediary Agreement once PIMCO Investments LLC commences being principal underwriter to such PIMCO Trust, and the applicable terms of such Corresponding AGIFM Agreement, as incorporated into such PIMCO Intermediary Agreement, are hereby revised accordingly.

III.     Certain Definitions

For purposes of this Amendment and Agreement, in addition to the capitalized terms defined in the preamble or body hereof, the following capitalized terms shall have the following meanings:

A.
The term "AGIFM Intermediary Agreement" means and includes each and every Shareholder Servicing Agreement, Shareholder Information Agreement, Networking Agreement and/or any other similar agreement(s) currently in effect relating to the administrative, shareholder servicing, recordkeeping, sub-transfer agency and/or other services provided to or with respect to Shares of at least one of the PIMCO Trusts, and may also relate to any of the other Existing Trusts, and to which AGIFM and Intermediary or any of their respective predecessors, successors or affiliates is a party, each as amended (or amended and restated) to the date hereof. By way of clarification, an AGIFM Intermediary Agreement does not include any agreement that covers only Allianz Trusts and no PIMCO Trusts.

B.	The term "Shares" means the interests of shareholders corresponding to the securities of record issued by Funds of an Existing Trust.

IV.	Other

A.
This Amendment and Agreement may not be assigned or amended by any party without the consent of the other parties. For the avoidance of doubt, the particular assignment, amendment, termination and related terms and conditions of each AGIFM Intermediary Agreement, and each new PIMCO Intermediary Agreement established pursuant to this Amendment and Agreement, shall govern any future assignment, amendment or termination of each such Agreement.

B.
Any notice to be provided to Intermediary under the PIMCO Intermediary Agreement, the AGIFM Intermediary Agreement or any other agreement entered into between Intermediary and AGIFM or its affiliates shall be provided to the address identified on the signature page to this Agreement, and the applicable notice provisions of these agreements are hereby revised accordingly.

C.
If and to the extent that (i) AGIFM comes into possession of non-public shareholder or other information relating to a PIMCO Trust after the Effective Date or (ii) PIMCO comes into possession of non-public shareholder or other information relating to the Allianz Trusts (for instance, through the receipt of joint or common account statements), each of AGIFM and PIMCO, as applicable, agrees to take reasonable actions to protect and maintain the confidentiality of such information and to not disclose such information to third parties, except to the extent required by applicable law or by regulatory authorities having jurisdiction.

D.
If and to the extent that this Amendment and Agreement is deemed to constitute an assignment, novation or termination of an AGIFM Intermediary Agreement, the parties by their signatures below hereby consent, as applicable, to any such assignment, novation or termination, waive their respective rights to any advance notice or other requirements for the same that are called for under the AGIFM Intermediary Agreement (to the extent not accomplished by the execution and delivery of this Amendment and Agreement), and agree that each AGIFM Intermediary Agreement, following any such assignment, novation or termination, and each PIMCO Intermediary Agreement, upon its effectiveness as specified herein, is a newly effective and binding agreement among the parties thereto.

E.
Without limiting the scope of any privacy-related or similar agreement or term in an AGIFM Intermediary Agreement, each party to each AGIFM Intermediary Agreement and each party to each PIMCO Intermediary Agreement established hereby agrees to comply with all applicable laws and regulations related to the collection, storage, handling, processing and transfer of non public personal information ("Applicable Laws"), including without limitation the Massachusetts Standards for the Protection of Personal Information, 201 CMR 17.00, et. seq., and to implement and maintain appropriate security measures to protect the confidentiality, security and integrity of non-public personal information in the manner provided for under and to the extent required by all such Applicable Laws (as applicable to PIMCO on and after the Effective Date).

V.     Counterparts

This Amendment and Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original.

IN WITNESS WHEREOF, the undersigned has caused this Amendment and Agreement to be executed as of the date first above written.

ALLIANZ GLOBAL INVESTORS
FUND MANAGEMENT LLC

/S/Brian Shlissel
By: Brian Shlissel
Title: Managing Director

PACIFIC INVESTMENT MANAGEMENT
COMPANY LLC

/S/Douglas J. Ongaro
By: Douglas J. Ongaro
Title: Senior Vice President

PRINCIPAL LIFE INSURANCE COMPANY

/S/Mark A. Stark
Title: Director